                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 --------------

       Date of Report (Date of earliest event reported): October 10, 2000



                    BioDelivery Sciences International, Inc.
             (Exact name of registrant as specified in its charter)


         Indiana                      0-28931                                35-2089858
(State or other jurisdiction    (Commission File Number)       (IRS Employer Identification  No.)
 of incorporation)



                           865 Longboat Key Club Road
                           Longboat Key, Florida 34228
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (941) 952-5859

                                 111 Lock Street
                            Newark, New Jersey 07103
              -----------------------------------------------------
                       (Former name or former address, if
                           changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Effective October 10, 2000, the Company acquired preferred stock of BioDelivery Sciences, Inc. (BDS) representing 80% of the voting rights of BDS in exchange for a purchase price of $15,000,000. The purchase price was payable $1,000,000 in cash upon closing and $14,000,000 in notes payable maturing through December 2002. BDS is a development stage company, developing the ability to deliver certain pharmaceutical drugs and vaccines orally.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

See Index to Financial Statements at page 3

(b)      Pro Forma Financial Statements

See Unaudited Pro Forma Consolidated Financial Statements at pages 17-21

(c) Exhibits.

EXHIBIT 2.1 Stock purchase Agreement effective October 10, 2000 between MAS
            Acquisition XXIII Corp. and BioDelivery Sciences, Inc.

EXHIBIT 2.2 Contribution Agreement effective October 9, 2000 between MAS
            Acquisition XXIII Corp. and Hopkins Capital Group.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                      PAGE
                                                                                                                      ----
BIODELIVERY SCIENCES, INC.

    Report of Independent Certified Public Accountants............................................................     4

    Balance Sheets................................................................................................     5

    Statements of Operations......................................................................................     6

    Statement of Stockholders' Equity.............................................................................     7

    Statements of Cash Flows......................................................................................     8

    Notes to Financial Statements.................................................................................     9

               Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of BioDelivery Sciences, Inc.

We have audited the accompanying balance sheets of BioDelivery Sciences, Inc. (a development stage company) as of September 30, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the nine and twelve month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Stated of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioDelivery Sciences, Inc. as of September 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the nine and twelve month periods then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ GRANT THORNTON LLP

Tampa, Florida
December 15, 2000

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                            September 30,    December 31,
                                                                                2000           1999
                                                                            -------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                   $580,465       $212,357
  Prepaid expenses and other assets                                             87,558         56,434
                                                                              --------       --------
     Total current assets                                                      668,023        268,791

EQUIPMENT, net                                                                 276,145        286,340
OTHER ASSETS                                                                    30,788         32,945
                                                                              --------       --------
     Total Assets                                                             $974,956       $588,076
                                                                              ========       ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                    $ 86,955       $ 72,221
  Due to related party                                                         337,503        103,032
  Notes payable                                                                350,000             --
  Deferred revenue                                                              56,000        102,000
  Current portion of capital lease payable                                       8,855             --
                                                                              --------       --------
     Total current liabilities                                                 839,313        277,253

CAPITAL LEASE PAYABLE                                                           30,824             --
COMMITMENTS AND CONTINGENCIES                                                       --             --
REDEEMABLE COMMON STOCK, 1,470,000 shares issued                                 2,346          2,346

STOCKHOLDERS' EQUITY:
  Series A convertible preferred stock, $0.01 par value, 273,200 shares
    authorized, none outstanding                                                    --             --
  Common stock, $.0001 par value, 20,000,000 shares authorized, 414,600
    shares issued and outstanding                                                   41             41
  Additional paid-in capital, common stock                                         359            359
  Earnings retained during development stage                                   102,073        308,077
                                                                              --------       --------
     Total stockholders' equity                                                102,473        308,477
                                                                              --------       --------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $974,956       $588,076
                                                                              ========       ========


   The accompanying notes are an integral part of these financial statements.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                                     Period From
                                                                                     March 28, 1995
                                                    Nine Months                        (Date of
                                                      Ended            Year Ended    Incorporation)
                                                  September 30,       December 31,   to September 30,
                                                     2000                1999            2000
                                                  ---------        -----------        -----------
                                                                                      (unaudited)
Sponsored research revenues                       $ 614,001        $ 1,565,000        $ 7,338,501

EXPENSES:
  Research and development                          820,551          1,333,287          6,816,444
  General and administrative                         62,480            159,053            423,233
                                                  ---------        -----------        -----------

          Total expenses                            883,031          1,492,340          7,239,677

OTHER INCOME (EXPENSE)
  Interest income                                    21,570             34,430            169,318
  Other income                                        3,720                 --             17,856
                                                  ---------        -----------        -----------

Net income (loss) before income tax benefit
  (expense)                                        (243,740)           107,090            285,998

Income tax benefit (expense)                         37,736            (14,579)          (183,925)
                                                  ---------        -----------        -----------

Net income (loss)                                 $(206,004)       $    92,511        $   102,073
                                                  ===========       ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                            Earnings
                                                                                                          Retained
                                                                                            Additional     During        Total
                                      Preferred Stock                Common Stock            Paid-In      Development  Stockholders'
                                   Shares       Amount         Shares            Amount      Capital        Stage        Equity
                                   ------       ------         ------            ------      -------        -----        ------

Issuance of common stock during
 the period March 28, 1995
 through December 31, 1998
(unaudited)                              --     $      --      414,600       $      41     $     359      $      --     $     400

Net income (unaudited)                   --            --           --              --            --        215,566       215,566
                                  ---------     ---------    ---------       ---------     ---------      ---------     ---------

BALANCE, DECEMBER 31, 1998               --            --      414,600              41           359        215,566       215,966
Net income                               --            --           --              --            --         92,511        92,511
                                  ---------     ---------    ---------       ---------     ---------      ---------     ---------

BALANCE, DECEMBER 31, 1999               --            --      414,600              41           359        308,077       308,477
Net loss                                 --            --           --              --            --       (206,004)     (206,004)
                                  ---------     ---------    ---------       ---------     ---------      ---------     ---------

BALANCE, SEPTEMBER 30, 2000              --     $      --      414,600       $      41     $     359      $ 102,073     $ 102,473
                                  =========     =========    =========       =========     =========      =========     =========



   The accompanying notes are an integral part of these financial statements.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                               Period From
                                                                                                              March 28, 1995
                                                                          Nine Months                            (Date of
                                                                             Ended            Year Ended      Incorporation)
                                                                          September 30,       December 31,    to September 30,
                                                                              2000                1999           2000
                                                                          ---------------   --------------  ---------------
                                                                                                             (unaudited)
Net income (loss)                                                          $(206,004)       $  92,511        $ 102,073
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization                                           70,422           79,824          243,688
      Changes in assets and liabilities:
        Prepaid expenses and other assets                                    (31,124)         (47,645)         (87,558)
        Accounts payable and accrued liabilities                              14,734           36,348           86,955
        Deferred revenue                                                     (46,000)         (15,000)          56,000
        Due to related party                                                 234,471           11,366          337,503
                                                                           ---------        ---------        ---------
               Net cash provided by operating activities                      36,499          157,404          738,661

INVESTING ACTIVITIES:
  Purchases of equipment                                                     (18,391)         (85,868)        (468,458)
  Purchase of other assets                                                        --               --          (42,484)
                                                                           ---------        ---------        ---------
               Net cash used in investing activities                         (18,391)         (85,868)        (510,942)

FINANCING ACTIVITIES:
  Issuance of common stock                                                        --            2,346            2,746
  Proceeds from notes payable                                                350,000               --          350,000
                                                                           ---------        ---------        ---------
               Net cash provided by financing activities                     350,000            2,346          352,746

NET CHANGE IN CASH                                                           368,108           73,882          580,465

CASH AT BEGINNING OF PERIOD                                                  212,357          138,475               --
                                                                           ---------        ---------        ---------

CASH AT END OF PERIOD                                                      $ 580,465        $ 212,357        $ 580,465
                                                                           =========        =========        =========


SUPPLEMENTAL INFORMATION
  Cash paid for taxes                                                      $      --        $  27,665        $ 221,661
                                                                           =========        =========        =========


   The accompanying notes are an integral part of these financial statements.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                   For the Nine and Twelve Month Periods Ended
                  September 30, 2000 and December 31, 1999 And
               the Period From March 25, 1995 (Date of Inception)
                              To September 30, 2000


NOTE 1 - ORGANIZATION

BioDelivery Sciences Corporation ("BDS" or the "Company") was incorporated in the State of Delaware on March 28, 1995. The Company was formed to develop and commercialize the delivery of certain pharmaceutical drugs and vaccines orally.

The Company is a development stage company, which has devoted substantially all of its efforts to research and product development and has not yet generated any revenues from the sale of products. At this time, there can be no assurance of future revenues. In addition, the Company expects to continue to incur losses for the foreseeable future, and there can be no assurance that the Company will successfully complete the transition from a development stage company to successful operations.

In order to continue its research and product development activities as planned, the Company has raised capital through sponsored research agreements with commercial entities and other third parties. The Company has also raised capital from investors subsequent to September 30, 2000, as more fully discussed in Note 9, which management believes will provide adequate funding through September 30, 2001. The Company intends to obtain additional funds for research and development through collaborative arrangements with corporate partners, additional financings, and from other sources; however, there can be no assurance that the Company will be able to obtain necessary financing when required or what the terms of any such financing, if obtained, might be. Accordingly, there can be no assurance of the Company's future success.

Revenue Recognition

Sponsored research amounts are recognized as revenue on a ratable basis, when the research underlying such payments has been performed or when the funds have otherwise been utilized, such as for the purchase of operating assets. Research and development expenses are charged to operations as incurred. Research and development expenses principally include, among other things, consulting fees and cost reimbursements to the University of Medicine and Dentistry of New Jersey ("UMDNJ"), testing of compounds under investigation, and salaries and benefits of employees engaged in research and development activities.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

                           BIODELIVERY SCIENCES, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                  For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                             To September 30, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Equipment

Office and laboratory equipment are carried at cost less accumulated depreciation, which is computed on a straight-line basis over their estimated useful lives, generally 5 years.

Other Assets

Costs incurred in connection with the purchase of technology licenses are capitalized and amortized over fifteen years. Accumulated amortization amounted to $11,696 and $9,539 at September 30, 2000 and December 31, 1999, respectively. Patent costs are expensed as incurred as research and development expenses.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates in Financial Statements

The preparation of the accompanying financial statements conforms with accounting principles generally accepted in the United States of America and requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Accounting for the Impairment of Long-Lived Assets

The Company reviews long-lived assets to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows over the remaining life of its long-lived assets in measuring whether the assets to be held and used will be realizable.

                           BIODELIVERY SCIENCES, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                  For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                             To September 30, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Concentration of Credit Risk

As described in Note 3, the Company derived substantially all of its working capital from a research and development arrangement that was terminated during 1999.

Stock Options, Warrants and SARS

The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based employee compensation plans; however, the Company has elected to continue to account for its employee stock compensation plans under Accounting Principles Board Opinion No. 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS 123 has been applied. Through September 30, 2000 no options or warrants have been granted by the Company.

Redeemable Common Stock

The Company recognizes redeemable common stock for shares owned by employees that are subject to repurchase by the Company.


NOTE 3 - RESEARCH AND DEVELOPMENT ARRANGEMENTS

As part of the Company's grant of an exclusive technology license to a third party, the Company agreed to conduct research in certain areas in exchange for funding. Research funding received under this agreement was $325,000 and $1,300,000 in 2000 and 1999, respectively. This agreement was terminated by the third party during 1999 and the Company was relieved of its obligations to provide exclusive technology licensing. Additionally, the Company has entered into various other collaborative research arrangements with third parties, whereby the third parties ultimately obtain licensing rights for new inventions/patents arising from the associated research.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                   For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                              To September 30, 2000



NOTE 3 - RESEARCH AND DEVELOPMENT ARRANGEMENTS - CONTINUED

In 1996, the Company issued 7,300 shares of common stock each to UMDNJ and Albany Medical College ("AMC") for exclusive, worldwide license agreement rights. Under the terms of the license agreement, the Company is obligated to pay royalties of 3% for sales of product and 25% of its income arising from sales of product sold by sub-licensees that the Company may contract with in the future.

The Company has also entered into a research agreement with UMDNJ. For the periods ended September 30, 2000 and December 31, 1999, the Company incurred costs of $243,805 and $311,366, respectively, to UMDNJ under the terms of the research agreement. At September 30, 2000 and December 31, 1999, the Company owed UMDNJ $337,503 and $103,032, respectively, under this agreement. The research agreement provides for the procurement of supplies, rent, certain payroll costs, and other expenses associated with research performed under the research agreement.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

During 1996, the Company entered into an agreement with a consultant/shareholder under which the Company is obligated to pay a monthly consulting fee of $15,000 for services through January 2001. The agreement also provides for additional costs payable to the consultant beginning in 2000 through 2004, upon the Company obtaining certain levels of financing. In August 1999, the Company unilaterally terminated the contract with this consultant and ceased making further payments. The consultant subsequently filed suit against the Company alleging that, among other things, the Company is required to pay the monthly consulting fees. The Company has filed a counter suit against the consultant and management believes that the Company is not liable for any alleged damages and that the Company is entitled to a refund of a portion of previously paid consulting fees. Accordingly, no reserve has been recognized associated with this dispute.


The Company is subject to claims arising in the ordinary course of business, but does not believe that any such claims presently identified will have a material adverse effect on its financial condition or results of operations.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                   For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                              To September 30, 2000



NOTE 4 - COMMITMENTS AND CONTINGENCIES - CONTINUED

Operating Leases

The Company leases a facility from UMDNJ under an operating lease. Lease expense for the periods ended September 30, 2000 and December 31, 1999 was approximately $30,000 and $40,000, respectively. While the Company intends to continue leasing this facility, there are no future minimum commitments on operating leases at September 30, 2000.

Capital Leases

The Company leases certain equipment under a capital lease. Future minimum lease payments remaining on this capital lease are as follows.

2000 (3 months)                                       $ 3,678
2001                                                   14,713
2002                                                   14,713
2003                                                   14,713
2004                                                    4,904
Less amount representing interest                     (13,042)
                                                      -------

                                                      $39,679
                                                      =======


NOTE 5 - STOCK OPTIONS, WARRANTS, AND OTHER INCENTIVE COMPENSATION

In 1999, the board of directors of the Company approved the 1999 Stock Option Plan (1999 Plan) and reserved 500,000 shares of common stock for issuance of stock options to employees and consultants. No options were granted under this plan.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                   For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                              To September 30, 2000


NOTE 5 - STOCK OPTIONS, WARRANTS, AND OTHER INCENTIVE COMPENSATION -
         CONTINUED

During 1999, certain employees of the Company purchased 1,470,000 shares of redeemable common stock for $0.22 per share (the fair value of the stock less a permanent discount) in exchange for cash and notes payable. The Company is obligated to re-purchase the stock at fair value less the original discount at the option of the holder beginning in 2004, or earlier upon termination of the respective employee. The notes amount to approximately $321,000, bear interest of 6% annually, and mature in 2009. Upon the fair value of the common stock exceeding $2.22 per share, the Company will recognize compensation expense for the amount in excess of $2.22 per share and adjust compensation in future periods based on variable accounting requirements. Through September 30, 2000, no compensation expense has been recognized.



NOTE 6 -EQUIPMENT

Equipment consists of the following:

                                                   September 30,     December 31,
                                                       2000             1999
                                                   -------------     ------------


Equipment                                            $ 468,458        $ 450,067
Leased equipment                                        39,679               --
                                                     ---------        ---------
                                                       508,137          450,067
Less accumulated depreciation and amortization        (231,992)        (163,727)
                                                     ---------        ---------

Net equipment                                        $ 276,145        $ 286,340
                                                     =========        =========

Depreciation and amortization expense related to equipment for the nine months and the year ended September 30, 2000 and December 31, 1999 were $68,265 and $76,925, respectively.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                   For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                              To September 30, 2000


NOTE 7 - INCOME TAXES

The Company's provision (benefit) for income taxes included in the financial statements is as follows:

                                               September 30,   December 31,
                                                  2000            1999
                                               -------------   ------------
Current Tax:
  Federal                                       $(37,736)       $     --
  State                                               --              --


Deferred Tax:
  Federal                                             --           9,622
  State                                               --           4,957
                                                --------        --------

                                                $(37,736)       $ 14,579
                                                ========        ========


The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

                                          2000            1999
                                        --------        --------
Deferred tax assets (liabilities)
  Depreciation                          $(24,234)       $(24,209)
  Deferred revenue                        14,560          26,520
  Accrued liabilities                     13,000          13,000
  Net operating loss carryforward         41,948              --
                                        --------        --------
                                          45,274          15,311
Less valuation allowance                 (45,274)        (15,311)
                                        --------        --------

Net deferred tax                        $     --        $     --
                                        ========        ========


The Company's Federal net operating loss carryforward of $93,312 expires in 2020. The Company's State net operating loss of $289,836 expires in 2007. The Company's effective tax rate of approximately 15% in 2000 varies from the statutory rate primarily due to the valuation allowance associated with net operating loss carryforwards and the effect of graduated tax rates.

                           BIODELIVERY SCIENCES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                   For the Nine and Twelve Month Periods Ended
                    September 30, 2000 and December 31, 1999
             And the Period From March 25, 1995 (Date of Inception)
                              To September 30, 2000


NOTE 8 - NOTES PAYABLE

During September 2000, the Company received $350,000 of short term financing from two potential investors. During October 2000, the Company repaid $150,000 to one such potential investor and converted the remaining $200,000 into preferred stock. The sale of preferred stock is more fully discussed in Note 9.


NOTE 9 - SUBSEQUENT EVENT (UNAUDITED)


Sale of Preferred Stock


On October 10, 2000, the Company sold 210,006 shares of Series A Convertible Preferred Stock representing approximately 80% of the voting rights of the Company to BioDelivery Sciences International, Inc. in exchange for cash and notes receivable of $1.0 million and $14.0 million, respectively. The shares of Series A Preferred are convertible to Common Stock on a 50-for-1 basis, subject to customary antidilution adjustments. Dividends shall accrue on the Series A Preferred at the rate of 8% per annum. In the event of liquidation, dissolution, or winding up of the Company, the Series A Preferred Stockholders will be entitled to receive, in preference to the Company's Common Stockholders, an amount per share equal to the original purchase price plus any accrued dividends per share. The Series A Preferred Stock is convertible at the earlier of voluntary conversion by the preferred stockholders, initial public offering of the Company's common stock, or 2005.

(b) Pro Forma Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the merger using the purchase method of accounting. The unaudited pro forma consolidated balance sheet gives effect to the merger as if it had occurred on September 30, 2000. The unaudited pro forma consolidated statements of operations for the periods ended September 30, 2000 and December 31, 1999 give effect to the merger as if it had occurred on January 1, 1999. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what BioDelivery Sciences International, Inc.'s (BDSI) financial position or results of operations would actually have been if the merger had in fact occurred on such date or to project BDSI's financial position or results of operations as of any future date or for any future period.

The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of BDSI and BDS to account for the merger; accordingly, assets acquired and liabilities assumed are reflected at their estimated fair values.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on September 30, 2000, January 1, 2000, or January 1, 1999, nor is it necessarily indicative of future operating results or financial position.

These unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto of BDSI and other financial information pertaining to BDSI, including "BDSI's Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form 10-Q filed November 14, 2000.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000


                                                              Historical
                                                         -----------------------       Pro Forma                     Pro Forma
                                                         BDSI              BDS        Adjustments     Notes          Combined
                                                         -----         ---------      ------------    -----          ----------
                   ASSETS
Current assets:
  Cash and cash equivalents                              $  --         $ 580,465         $ 800,000      1           $ 1,380,465
  Prepaid expenses and other assets                         --            87,558                --                       87,558
                                                         -----         ---------      ------------                  -----------
                                                                                                --
          Total current assets                              --           668,023           800,000                    1,468,023


EQUIPMENT, net                                              --           276,145                --                      276,145
OTHER ASSETS                                                22            30,788                --                       30,810
                                                         -----         ---------      ------------                  -----------

                                                                                                --
          Total assets                                   $  22         $ 974,956      $    800,000                  $1,774,978
                                                         =====         =========      ============                  ==========

              LIABILITIES AND
            STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities                                          $  --         $ 151,810      $         --                  $  151,810
  Due to related party                                      --           337,503                --                     337,503
  Notes payable                                             --           350,000          (200,000)     2              150,000
                                                         -----         ---------      ------------                  ----------

          Total current liabilities                         --           839,313          (200,000)                    639,313

CAPITAL LEASE PAYABLE                                       --            30,824                --                      30,824
REDEEMABLE COMMON STOCK                                     --             2,346                --                       2,346
MINORITY INTEREST                                           --                 -           102,473      2              102,473


STOCKHOLDERS' EQUITY                                        22           102,473              (400)     2
                                                         -----         ---------
                                                                                         1,000,000      1
                                                                                          (102,073)     2            1,000,022
                                                                                      ------------                  ----------


          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                         $  22         $ 974,956      $    800,000                  $1,774,978
                                                         =====         =========      ============                  ==========

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                 Historical
                                         --------------------------        Pro Forma                  Pro Forma
                                            BDSI             BDS           Adjustments     Notes      Combined
                                         ---------        ---------        -----------     -----      ---------
Sponsored research revenues              $      --        $ 614,001                                   $ 614,001

EXPENSES:
  Research and development                      --          820,551                                     820,551
  General and administrative                    14           62,480                                      62,494
                                         ---------        ---------                                   ---------
          Total operating expenses              14          883,031                                     883,045

OTHER INCOME (EXPENSE)
  Interest Income                               --           21,570                                      21,570
  Other Income                                  --            3,720                                       3,720
                                         ---------        ---------                                   ---------
Net loss before income taxes                   (14)        (243,740)                                   (243,754)

Income taxes                                    --           37,736                                      37,736
                                         ---------        ---------                                   ---------
Net income (loss) before
  minority interest in net loss                (14)        (206,004)                                   (206,018)


Minority interest in net loss                   --               --          102,473         3          102,473
                                         ---------        ---------        ---------                  ---------

Net loss                                 $     (14)       $(206,004)       $ 102,473                  $(103,545)
                                         =========        =========        =========                  =========


Net loss per share, basic and
  diluted                                $    0.00                                           4        $    0.01
                                         =========                                                    =========

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                       Historical
                                            ------------------------------         Pro Forma                   Pro Forma
                                                BDSI             BDS              Adjustments     Notes        Combined
                                            -----------        -----------        -----------     -----      -----------
Sponsored research revenues                 $        --        $ 1,565,000                                   $ 1,565,000

EXPENSES:
  Research and development                           --          1,333,287                                     1,333,287
  General and administrative                         14            159,053                                       159,067
                                            -----------        -----------                                   -----------

          Total operating expenses                   14          1,492,340                                     1,492,354

OTHER INCOME
  Interest Income                                    --             34,430                                        34,430
  Other Income                                       --                 --                                            --
                                            -----------        -----------                                   -----------
Net income before income taxes                      (14)           107,090                                       107,076

Income taxes                                         --            (14,579)                                      (14,579)
                                            -----------        -----------                                   -----------
Net income before minority
  interest in net income                            (14)            92,511                                        92,497

Minority interest in net income                      --                 --            (92,511)      3            (92,511)
                                            -----------        -----------        -----------                -----------
Net loss                                    $       (14)       $    92,511        $   (92,511)               $       (14)
                                            ===========        ===========        ===========                ===========

Net loss per share, basic and
  diluted                                   $      0.00                                             4        $      0.00
                                            ===========                                                      ===========

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



1. Reflects the cash provided in exchange for preferred stock of BDS, including conversion of $200,000 of notes payable existing at September 30, 2000 and additional cash funding subsequent to September 30, 2000 of $800,000. The available funding arose from the October 9, 2000 contribution agreement between BDSI and the Hopkins Capital Group as disclosed on the Company's Form 8-K filed on October 26, 2000.

2. Represents the equity attributable to the common shareholders. Because the consolidation is based on voting rights of the preferred stock, all of the net equity is attributable to the common shareholders as a minority interest. The BDSI investment in preferred stock of BDS is eliminated in consolidation.


3. Represents the earnings or loss, where applicable, attributable to the minority shareholders. Losses attributable to minority shareholders are limited to minority interest.


4. Pro forma basic and diluted net loss per share amounts for the nine-month period ended September 30, 2000 and year ended December 31, 1999 are based upon the historical weighted-average number of BDSI common stock outstanding.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BIODELIVERY SCIENCES INTERNATIONAL, INC.

                                      (Registrant)



Date:  January 22, 2001               By:  /s/ Dr. Frank O'Donnell
                                      --------------------------------
                                      Dr. Frank O'Donnell
                                      Chairman, President and Director



                                INDEX TO EXHIBITS


NUMBER             DESCRIPTION
------             -----------

EXHIBIT 2.1       Stock purchase Agreement effective October 10, 2000 between MAS Acquisition XXIII Corp. and
                  BioDelivery Sciences, Inc.

EXHIBIT 2.2       Contribution Agreement effective October 9, 2000 between MAS Acquisition XXIII Corp. and Hopkins
                  Capital Group.